Exhibit 9

JOINT FILING AGREEMENT
PURSUANT TO RULE 13d-1(k) (1)

The undersigned acknowledge and agree that the Statement on Schedule 13D to which this Agreement is attached as an exhibit (the “Statement”) is filed on behalf of each of the undersigned and that all subsequent amendments to the Statement shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness or accuracy of the information concerning the other parties hereto, except to the extent that it knows or has reason to believe that such information is inaccurate. This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall constitute one and the same instrument.

Date:  September 28, 2009

CF INDUSTRIES HOLDINGS, INC.

by	/s/ Douglas C. Barnard
Name: Douglas C. Barnard
Title: Vice President, General Counsel, and
Secretary

CF INDUSTRIES, INC.

by	/s/ Douglas C. Barnard
Name: Douglas C. Barnard
Title: Vice President, General Counsel, and
Secretary

CF COMPOSITE, INC.

by	/s/ Douglas C. Barnard
Name: Douglas C. Barnard
Title: Director, Vice President, and
Secretary